UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  January 30, 1998


                                JUMBOSPORTS INC.
               (Exact name of registrant as specified in charter)


Florida                           001-13322                52-1643157
(State or Other Jurisdiction    (Commission              (IRS Employer
of incorporation)                File Number)         Identification No.)


4701 W. Hillsborough Ave.         Tampa, Florida              33614
(Adress of Principal Executive Offices)                     (Zip Code)



Registrant's telephone number, including area code:  (813) 886-9688



                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

         Effective January 20, 1998, JumboSports Inc., a Florida corporation (the "Company"), entered into an Amendment Agreement (the "Amendment Agreement") with Barnett Bank, N.A., NationsBank, N.A., and each of the persons designated as "Lenders" in the Amendment Agreement. The Amendment Agreement amends that certain Amended and Restated Credit Agreement, dated as of May 28, 1997 (the "Existing Credit Agreement"), among the Company, each of the Company's subsidiaries, the Lenders (as defined in the Existing Credit Agreement), Barnett Bank, N.A., and NationsBank, N.A., by, among other things, (i) waiving existing defaults under the Existing Credit Agreement, (ii) reducing over an 11-month period the amount of credit available under the Existing Credit Agreement, (iii) modifying certain financial covenants contained in the Existing Credit Agreement, and (iv) providing for the issuance to the Lenders (as defined in the Amendment Agreement) of warrants to purchase up to 500,000 shares of the common stock, par value $.01 per share, of the Company (the exercise of such warrants is contingent upon whether or not the credit facility is repaid by certain dates before maturity). A copy of the Amendment Agreement is attached hereto as
Exhibit 10.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      EXHIBITS

                  10.1 Amendment Agreement, dated as of January 30, 1998, among JumboSports Inc., each of the Lenders (as defined in the Amendment Agreement), Barnett Bank, N.A., and NationsBank, N.A.




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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                           JUMBOSPORTS INC.


02/--/98                              By: /s/ Raymond P. Springer
Date                                 Executive Vice President and
                                      Chief Financial Officer






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


                                  EXHIBIT INDEX
                                JumboSports Inc.
                                    Form 8-K
                                January 30, 1998


         10.1 Amendment Agreement, dated as of January 30, 1998, among JumboSports Inc., each of the Lenders (as defined in the Amendment Agreement), Barnett Bank, N.A., and NationsBank, N..


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